Exhibit 99.1

Organovo Holdings, Inc. Announces Pricing of $5.25 Million Public Offering

SAN DIEGO, May 8, 2024 (GLOBE NEWSWIRE) – Organovo Holdings, Inc. (Nasdaq: ONVO) (“Organovo” or the “Company”), a clinical stage biotechnology company focused on developing novel treatment approaches based on demonstration of clinical promise in three-dimensional (3D) human tissues, today announced the pricing of a public offering consisting of 6,562,500 shares of common stock (or pre-funded warrants in lieu thereof) and common warrants to purchase up to an aggregate of 6,562,500 shares of its common stock, at a combined public offering price per share of common stock and accompanying common warrant to purchase one share of common stock of $0.80 (or $0.799 per share subject to pre-funded warrants and accompanying warrant to purchase one share of common stock).

The common warrants will have an exercise price of $0.80 per share, will be immediately exercisable upon issuance and have a term of five years after their original issuance date. The gross proceeds from the offering, before deducting placement agent fees and other offering expenses payable by the Company, are expected to be $5.25 million (excluding any proceeds that may be received upon the exercise of the common warrants). The offering is expected to close on or about May 13, 2024, subject to the satisfaction of customary closing conditions.

JonesTrading Institutional Services LLC (“Jones”) is acting as the exclusive placement agent for the offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-278668), as amended, that was declared effective by the Securities and Exchange Commission (the “SEC”) on May 8, 2024. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting Jones, 325 Hudson Street, 6th Floor, New York, New York 10013, or by telephone at (212) 907-5332, or by email at JTCM@jonestrading.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Organovo Holdings, Inc.

Organovo is a clinical stage biotechnology company that is developing drugs that are demonstrated to be effective in three-dimensional (3D) human tissues as candidates for drug development. The company’s lead molecule, FXR314, is on the path for Phase 2 investigation in inflammatory bowel disease and has applications in metabolic liver disease and oncology. The company has proprietary technology used to build 3D human tissues that mimic key aspects of native human tissue composition, architecture, function, and disease.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements with respect to the public offering. No assurance can be given that the public offering discussed above will be completed. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties, including, but not limited to, those risks and uncertainties related to market and other conditions and satisfaction of customary closing conditions related to the public offering. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on July 14, 2023, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on February 8, 2024 and the Registration Statement on Form S-1 (File No. 333-278668), as amended. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

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